                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.
                   1998 OUTSIDE DIRECTORS' STOCK OPTION PLAN
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                               TABLE OF CONTENTS




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                                                                         ----

SECTION 1 INTRODUCTION....................................................  1
SECTION 2 DEFINITIONS.....................................................  1
SECTION 3 ADMINISTRATION..................................................  3
SECTION 4 ELIGIBILITY.....................................................  3
SECTION 5 SHARES SUBJECT TO PLAN..........................................  4
SECTION 6 INITIAL GRANT OF OPTIONS........................................  4
SECTION 7 FORMULA OPTIONS.................................................  4
SECTION 8 STOCK OPTIONS IN LIEU OF DIRECTOR FEES..........................  5
SECTION 9 CHANGE IN CONTROL VESTING.......................................  6
SECTION 10 TERM OF PLAN...................................................  6
SECTION 11 INDEMNIFICATION OF COMMITTEE...................................  7
SECTION 12 AMENDMENT AND TERMINATION OF THE PLAN..........................  7
SECTION 13 ADJUSTMENT IN OPTION SHARES AND EXERCISE PRICE.................  7
SECTION 14 WITHHOLDING TAXES..............................................  8
SECTION 15 RIGHTS AS A STOCKHOLDER........................................  8
SECTION 16 GOVERNING LAW..................................................  8
SECTION 17  EFFECTIVE DATE................................................  8

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.
                   1998 OUTSIDE DIRECTORS' STOCK OPTION PLAN

                           SECTION 1.  INTRODUCTION

          The Mobile Telecommunication Technologies Corp. 1998 Outside Directors' Stock Option Plan (the "Plan"), which is made effective as of March 5, 1998, provides each non-employee director with (a) an initial grant of non-qualified stock options ("Options") to purchase 10,000 shares ("Option Shares") of common stock of Mobile Telecommunication Technologies Corp. (the "Company") upon his initial election to the Board of Directors of the Company, (b) an annual grant of Options based upon the achievement of certain performance criteria, and (c) an election to receive Options in lieu of annual cash director fees, with the number of Options determined pursuant to the Black-Scholes valuation method.


                            SECTION 2.  DEFINITIONS

     2.1  Definitions.  The following words and phrases shall, when used
          ------------
herein, have the meanings set forth below:

          (a)  "Act" means the Securities Exchange Act of 1934, as amended.
                ---

          (b)  "Affiliate" means (i) an entity that directly or through one or
                ---------
     more intermediaries is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, as determined by the Company.

          (c)  "Agreement" means a stock option agreement, which is an
                ---------
     agreement subject to the terms of the Plan.

          (d)  "Board of Directors" means the Board of Directors of the Company.
                ------------------

          (e)  "Change in Control" means the occurrence of any of the following
                -----------------
     events:

               (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any trustee or any other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's voting securities then outstanding;

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) or (iv) of this Section 2.1(e)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding voting securities; or

               (iv) the stockholders of the Company approve a plan or complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        (f)    "Closing Price" means the last reported sale price for the
                -------------
Common Stock on the Nasdaq Stock Market or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices for the Common Stock as reported on the OTC Bulletin Board, or, if at any time the Common Stock is not listed or admitted to trading on the Nasdaq Stock Market, on the principal national securities exchange on which the Common Stock of the Company is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such exchange, the average of the closing bid and asked prices for the Common Stock in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

        (g)    "Code" means the Internal Revenue Code of 1986, as amended.
                ----

        (h)    "Committee" means the committee appointed by the Board of
                ---------
Directors to administer the Plan.

        (i)    "Common Stock" means the common stock, par value $.01 per share,
                ------------
of the Company.

        (j)    "Director" means a director of the Company.
                --------

        (k)    "Employee" means any person who is employed by the Company or
                --------
an Affiliate for purposes of the Federal Insurance Contributions Act.

        (l)    "Option" means an option to purchase Shares of the Company
                ------
granted pursuant to and in accordance with the provisions of the Plan.

        (m)    "Optionee" means a Director who is granted an Option pursuant
                --------
to and in accordance with the provisions of the Plan.

        (n)    "Option Shares" means Shares subject to and issued pursuant to
                -------------
an exercise of an Option granted under the Plan.

        (o)    "Share" means a share of Common Stock of the Company.
                -----


                           SECTION 3.  ADMINISTRATION

     3.1  Delegation to Committee. The Plan shall be administered by the
          -----------------------
Committee which shall consist of at least two Directors who are not eligible to participate in the Plan. The members of the Committee shall be appointed by the Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

     3.2  Committee Actions.  The Committee shall select one of its members
          -----------------
as chairman, and shall hold meetings at such times and places as it may determine. Acts approved by the majority of the Committee in a meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. A quorum shall be present at any meeting of the Committee which a majority of the Committee members attend.

     3.3  Finality.  The Committee shall have the authority in its sole
          --------
discretion to interpret the Plan, to grant Options under and in accordance with the provisions of the Plan, and to make all other determinations and to take all other actions it deems necessary or advisable for the implementation and administration of the Plan or Agreements thereunder, except to the extent such powers are herein reserved by the Board of Directors. All actions of the Board of Directors and the Committee shall be final, conclusive and binding upon the Optionees. No member of the Board of Directors or the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant of an Option thereunder. All Options granted pursuant to this Plan shall be evidenced by an Agreement and shall be subject to the terms of the Plan and such additional terms are as set forth in the Agreement.


                            SECTION 4.  ELIGIBILITY

     Directors who are not Employees of the Company or an Affiliate shall be eligible to receive Options under the Plan on the terms and subject to the restrictions hereinafter set forth.

                       SECTION 5.  SHARES SUBJECT TO PLAN

     The aggregate number of Option Shares which may be issued under the Plan shall at no time exceed 250,000. The limitations established by this Section shall be subject to adjustment in accordance with the provisions of the Plan. In the event that an Option expires or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be subject to an Option under the Plan. In the event that an Optionee delivers Shares as payment of the exercise price for an Option, such Shares may be subject to Options under this Plan.


                      SECTION 6.  INITIAL GRANT OF OPTIONS

     6.1  Initial Grant of Formula Option Shares.  Each person who is not
          --------------------------------------
an Employee and first becomes a Director after the effective date of the Plan shall be granted an Option to purchase 10,000 Option Shares on the date the person is first elected a Director.

     6.2  Exercise Price.  The exercise price of each Share pursuant to an
          --------------
Option described in this Section shall be the average of the Closing Prices for the Common Stock during the sixty (60) trading days prior to the date of grant.

     6.3  Vesting.  Unless otherwise provided in an Agreement and subject
          -------
to Section 9 hereof, each Option described in this Section shall vest according to the following Vesting Schedule:

               Years of Service                   Percent of
               After Date of Grant                Option Shares Vested
               -------------------                ---------------------

               Less than one year                         0
               1 year                                     33 1/3%
               2 years                                    66 2/3%
               3 or more years                            100%

     For purposes of the Vesting Schedule, an Optionee shall be granted a "Year of Service" for each full consecutive year of service as a Director of the Company.


                          SECTION 7.  FORMULA OPTIONS

     7.1  Annual Grant of Formula Stock Options.  Each Director who is not
          -------------------------------------
an Employee shall annually be granted an Option to purchase Option Shares as of the tenth business day following the issuance of the earnings press release for the Company for the preceding calendar year (beginning with the press releases relating to the 1997 calendar year) provided that such Director has served continuously as a Director since the last annual meeting of stockholders of the Company. Unless another award formula is selected by the Committee, Options will be awarded annually under the Plan according to the following formula:

          (a) the Company's total return to stockholders ("TRS") for the immediately preceding calendar year must exceed the rate of return on a one year United States Treasury Bill for such calendar year, assuming that such United States Treasury Bill had been purchased on the first day of such calendar year; and

          (b) the Company's TRS for the immediately preceding calendar year meet or exceed the levels of TRS set forth below for a group of companies in a telecommunications industry index selected by SIC code or such other group of companies selected by the Committee ("TRS Achievement") ranked by percentile on the basis of relative TRS Achievement:

               Percentile of TRS Achievement  Option Shares
               -----------------------------  -------------

               Less than 40th                 1,000
               40th to 60th                   3,000
               Greater than 60th              5,000

     7.2  Exercise Price.  The exercise price of each Share pursuant to an
          --------------
Option described in this Section shall be the average of the Closing Prices for the Common Stock during the sixty (60) trading days prior to the date of grant of the Formula Option.

     7.3  Vesting.  Unless otherwise provided in an Agreement and subject
          -------
to Section 9 hereof, each Option described in this Section shall vest according to the following Vesting Schedule:

               Years of Service             Percent Vested
               After Date of Grant          of Option Shares
               -------------------          ----------------

               Less than one year                  0
               1 year                              33 1/3%
               2 years                             66 2/3%
               3 or more years                     100%

     For purposes of the Vesting Schedule, an Optionee shall be granted a "Year of Service" for each full consecutive year of service as a Director of the Company.


               SECTION 8.  STOCK OPTIONS IN LIEU OF DIRECTOR FEES

     8.1  Option Payments.  In lieu of receiving annual director fees in cash,
          ---------------
each Director who is not an Employee may elect to receive an Option to purchase a number of Option Shares determined pursuant to Section 8.2 hereof. Such election must be made by the Director on or before January 21 of the year for which the election is made and such election must be to receive an Option in lieu of the full amount of the director fees payable for the calendar year of the election; provided, however that for 1998, a Director may elect to make an election by a date determined by the Committee to be as soon as practicable following March 5, 1998 and such election must be to receive an Option in lieu of the full amount of the unpaid director fees payable for the remainder of 1998. Such Option shall be granted as of December 31 preceding the year for which the election is made, or if December 31 is not a business day, the immediately preceding business day. Unless otherwise provided in an Agreement and subject to Section 9 hereof, each Option shall be exercisable no earlier than December 31 following the date of grant of such Option.

     8.2  Option Shares Formula.  The number of Option Shares subject to an
          ---------------------
Option pursuant to this Section shall be determined pursuant to the Black-Scholes valuation method:

           Number of Option Shares subject to an Option  =  Annual Directors' Fees
                                                            ----------------------
                                                            Black-Scholes Value

For purposes of the above formula, the Black-Scholes Value means the value of an option to purchase one share of Common Stock as determined by the Committee pursuant to the Black-Scholes valuation method at the exercise price determined pursuant to 8.3.

     8.3  Exercise Price of Directors' Fee Options.  The exercise price of each
          ----------------------------------------
Share subject to an Option pursuant to this Section shall be the Closing Price on the date of grant.

     8.4  Vesting.  Unless otherwise provided in an Agreement, each Option
          -------
described in this Section shall be fully vested as of the date of grant of such Option, subject to a reduction of twenty percent (20%) of the Option Shares for each regularly scheduled meeting of the Board of Directors that the Director fails to attend during the calendar year for which the election is made.


                     SECTION 9.  CHANGE IN CONTROL VESTING

     Notwithstanding anything to the contrary contained in the Plan, in the event of a Change in Control, each Option granted pursuant to the Plan which has not previously been forfeited shall immediately vest and shall become immediately exercisable as of the date of the Change in Control.


                           SECTION 10.  TERM OF PLAN

     The Plan shall be effective on the date hereof and shall continue to be effective until ten (10) years following the earlier of the effective date of the Plan or the date of stockholders approval of the Plan, unless sooner terminated by the Board of Directors pursuant to Section 12 hereof. The Company shall submit the Plan to its stockholders for approval within twelve (12) months of the adoption of the Plan by the Board of Directors.

                   SECTION 11.  INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification that the members of the Committee may have, each member of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by it in settlement thereof (provided the settlement has received the prior approval of the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of its duties; provided that promptly after institution of the action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend such matter. Upon the delivery to the Committee member of written notice of assumption by the Company of the defense of such matter, the Company will not be responsible to the Committee member for any further fees and disbursements relating to the defense of such matter, including fees and disbursements of counsel.


               SECTION 12.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, this Plan, optionees or eligible directors are subject. No amendment or termination of the Plan shall adversely affect the rights of an Optionee with regard to his Options without his consent.


          SECTION 13.  ADJUSTMENT IN OPTION SHARES AND EXERCISE PRICE

     If (i) the number of Shares shall be increased or reduced by a change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, or (ii) the Company engages in a transaction for which the Committee determines an adjustment is appropriate, then the Committee may make an adjustment in the number and kind of Shares available for the granting of Options under the Plan. In addition, the Committee may, in its sole and absolute discretion, make an adjustment in the number, kind and price of Shares as to which outstanding Options, or the portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest is maintained as before the occurrence of the event. The adjustment in outstanding Options will be made without change in the total price applicable to the unexercised portion of the Option and, if necessary, with a corresponding adjustment in the exercise price per share. Any fractional Shares resulting from such adjustments shall be eliminated. All adjustments made by the Committee under this Section shall be conclusive.

     Notwithstanding the foregoing paragraph, the Committee shall have the right to terminate the Options granted under the Plan in consideration of the payment to the Optionees of the difference between (a) and (b) where (a) equals the Closing Price on the date of termination of the Option Shares multiplied by the number of Option Shares and (b) equals the aggregate Option exercise price of the Option Shares.


                         SECTION 14. WITHHOLDING TAXES

     To the extent required by law, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement, if any, prior to the delivery of any certificate or certificates for such Shares. An optionee must pay the withholding tax in cash or by certified check or by the Company deducting a sufficient number of Shares from the Option Shares issued to satisfy withholding taxes, in accordance with the Agreement.


                      SECTION 15.  RIGHTS AS A STOCKHOLDER

     An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Option or Option Shares until the date of the issuance of a stock certificate to him for the Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan.


                           SECTION 16.  GOVERNING LAW

     The laws of the State of Delaware shall govern this Plan.


                          SECTION 17.  EFFECTIVE DATE

     This Plan was approved by the Board of Directors on March 5, 1998 and became effective as of such date.